Exhibit 99.1

For Immediate Release
February 27, 2018

TCG BDC, Inc. Announces Fourth Quarter 2017 Financial Results and Declares First Quarter 2018 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its fourth quarter ended December 31, 2017.

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	December 31, 2017	September 30, 2017
Total investments, at fair value	$1,967,531	$1,964,117
Total assets	2,021,383	2,013,475
Total debt and notes payable	833,946	849,770
Total net assets	$1,127,304	$1,124,353
Net assets per share	$18.12	$18.18

	For the three month periods ended
	December 31, 2017	September 30, 2017
Total investment income	$49,510	$42,648
Net investment income (loss)	26,516	25,080
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	467	463
Net increase (decrease) in net assets resulting from operations	$26,983	$25,543

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.43	$0.41
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	0.01	—
Net increase (decrease) in net assets resulting from operations	$0.44	$0.41
Weighted-average shares of common stock outstanding—Basic and Diluted	62,143,344	61,840,100
Dividends declared per common share	$0.49	$0.37

Fourth Quarter 2017 Highlights
(dollar amounts in thousands, except per share data)

•	On February 26, 2018, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on April 17, 2018 to stockholders of record as of March 29, 2018;

•
Net investment income for the three month period ended December 31, 2017 was $26,516, or $0.43 per share, as compared to $25,080, or $0.41 per share, for the three month period ended September 30, 2017;

•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments for the three month period ended December 31, 2017 was $467, or $0.01 per share, as compared to $463, or $0.00 per share, for the three month period ended September 30, 2017; and

•
Net increase in net assets resulting from operations for the three month period ended December 31, 2017 was $26,983, or $0.44 per share, as compared to $25,543, or $0.41 per share, for the three month period ended September 30, 2017.

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Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of December 31, 2017, the fair value of our investments was approximately $1,967,531, comprised of 107 investments in 90 portfolio companies/investment fund across 28 industries with 57 sponsors. This compares to the Company’s portfolio as of September 30, 2017, as of which date the fair value of our investments was approximately $1,964,117, comprised of 108 investments in 92 portfolio companies/structured finance obligations/investment fund across 29 industries with 59 sponsors.
As of December 31, 2017 and September 30, 2017, investments consisted of the following:

	December 31, 2017		September 30, 2017
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,293,641	65.75%	$1,259,983	64.15%
First Lien/Last Out Unitranche	237,635	12.08	230,667	11.74
Second Lien Debt	246,233	12.51	268,783	13.69
Structured Finance Obligations	—	—	2,585	0.13
Equity Investments	17,506	0.89	13,552	0.69
Investment Fund	172,516	8.77	188,547	9.60
Total	$1,967,531	100.00%	$1,964,117	100.00%

The following table shows our investment activity for the three month period ended December 31, 2017:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt	$171,724	60.96%	$(131,771)	45.58%
Second Lien Debt	50,239	17.83	(74,854)	25.89
Structured Finance Obligations	—	—	(11,750)	4.06
Equity Investments	3,562	1.26	—	—
Investment Fund	56,200	19.95	(70,750)	24.47
Total	$281,725	100.00%	$(289,125)	100.00%

Overall, total investments at fair value increased by 0.2%, or $3,414, during the three month period ended December 31, 2017 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

Total investments at fair value held by Middle Market Credit Fund (“Credit Fund”) increased by 19.6%, or $161,644, during the three month period ended December 31, 2017 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of December 31, 2017, Credit Fund had total investments at fair value of $984,773, which was comprised 99.4% of first lien senior secured loans and 0.6% of second lien senior secured loans at fair value. All investments in the Credit Fund portfolio were floating rate debt investments with an interest rate floor.

As of December 31, 2017, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 8.62% and 10.44%, respectively, with a total weighted average yield of 8.86%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of December 31, 2017. As of December 31, 2017, on a fair value basis, approximately 1% of our debt investments bear interest at a fixed rate and approximately 99% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.
As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:

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Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of December 31, 2017 and September 30, 2017:

	December 31, 2017		September 30, 2017
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$73.7	4.15%	$75.1	4.27%
Internal Risk Rating 2	1,399.6	78.74	1,376.0	78.20
Internal Risk Rating 3	170.2	9.57	187.7	10.67
Internal Risk Rating 4	103.3	5.81	84.1	4.78
Internal Risk Rating 5	30.7	1.73	36.6	2.08
Internal Risk Rating 6	—	—	—	—
Total	$1,777.5	100.00%	$1,759.5	100.00%

As of December 31, 2017 and September 30, 2017, the weighted average Internal Risk Ratings of our debt investment portfolio were 2.2.

Consolidated Results of Operations
(dollar amounts in thousands, except per share data)

Total investment income for the three month periods ended December 31, 2017 and September 30, 2017 was $49,510 and $42,648, respectively. This $6,862 net increase was primarily due to an increase in interest income from our debt portfolio, an increase in other income from higher prepayment fees resulting from full paydowns on select investments, and an increase in interest income and dividend income from Credit Fund during the three month period ended December 31, 2017.

Total expenses (net of management fee waiver) for the three month periods ended December 31, 2017 and September 30, 2017 were $22,994 and $17,568, respectively. This $5,426 net increase during the three month period ended December 31, 2017 was primarily attributable due to an increase in management fees as a result of an increase in investments and termination of the fee waiver and an increase in interest expense as a result of an increase in LIBOR.

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During the three month period ended December 31, 2017, the Company recorded a net realized gain and change in unrealized appreciation of $467. This was primarily due to net change in unrealized appreciation on our debt investments from changes in various inputs utilized under our valuation methodology, including, but not limited to, market spreads, leverage multiples and borrower ratings, and the impact of exits.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of December 31, 2017, the Company had cash and cash equivalents of $32,039, notes payable (before debt issuance costs) of $273,000, and secured borrowings outstanding of $562,893. As of December 31, 2017, the Company had $250,107 of remaining commitments and $164,647 available for additional borrowings on its revolving credit facilities, subject to leverage and borrowing base restrictions.

Dividend

On February 26, 2018, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on April 17, 2018 to stockholders of record as of March 29, 2018.

Conference Call

The Company will host a conference call at 9:00 a.m. EST on Wednesday, February 28, 2018 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	December 31, 2017	September 30, 2017
		(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,782,632 and $1,769,297, respectively)	$1,779,584	$1,760,611
Investments—non-controlled/affiliated, at fair value (amortized cost of $16,273 and $15,935, respectively)	15,431	14,959
Investments—controlled/affiliated, at fair value (amortized cost of $172,251 and $186,801, respectively)	172,516	188,547
Total investments, at fair value (amortized cost of $1,971,015 and $1,972,033, respectively)	1,967,531	1,964,117
Cash and cash equivalents	32,039	35,149
Receivable for investment sold	7,022	—
Deferred financing costs	3,626	3,734
Interest receivable from non-controlled/non-affiliated investments	5,066	4,892
Interest receivable from non-controlled/affiliated investments	42
Interest and dividend receivable from controlled/affiliated investments	5,981	5,528
Prepaid expenses and other assets	76	55
Total assets	$2,021,383	$2,013,475
LIABILITIES
Secured borrowings	$562,893	$578,769
2015-1 Notes payable, net of unamortized debt issuance costs of $1,947 and $1,999, respectively	271,053	271,001
Payable for investments purchased	9,469	—
Due to Investment Adviser	69	102
Interest and credit facility fees payable	5,353	4,792
Dividend payable	30,481	22,888
Base management and incentive fees payable	13,098	9,986
Administrative service fees payable	95	100
Other accrued expenses and liabilities	1,568	1,484
Total liabilities	894,079	889,122

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 62,207,603 shares and 61,859,848 shares issued and outstanding at December 31, 2017 and September 30, 2017, respectively	622	619
Paid-in capital in excess of par value	1,172,807	1,166,599
Offering costs	(1,618)	(1,588)
Accumulated net investment income (loss), net of cumulative dividends of $222,254 and $191,773 at December 31, 2017 and September 30, 2017, respectively	2,522	(280)
Accumulated net realized gain (loss)	(43,548)	(33,081)
Accumulated net unrealized appreciation (depreciation)	(3,481)	(7,916)
Total net assets	$1,127,304	$1,124,353
NET ASSETS PER SHARE	$18.12	$18.18

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	December 31, 2017	September 30, 2017
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$40,243	$34,684
Other income	2,626	1,318
Total investment income from non-controlled/non-affiliated investments	42,869	36,002
From non-controlled/affiliated investments:
Interest income	381	834
Total investment income from non-controlled/affiliated investments	381	834
From controlled/affiliated investments:
Interest income	3,420	3,012
Dividend income	2,840	2,800
Total investment income from controlled/affiliated investments	6,260	5,812
Total investment income	49,510	42,648
Expenses:
Base management fees	7,473	6,999
Incentive fees	5,625	5,321
Professional fees	938	361
Administrative service fees	139	184
Interest expense	7,816	5,922
Credit facility fees	430	521
Directors’ fees and expenses	88	121
Other general and administrative	390	472
Total expenses	22,899	19,901
Waiver of base management fees	—	2,333
Net expenses	22,899	17,568
Net investment income (loss) before taxes	26,611	25,080
Excise tax expense	95	—
Net investment income (loss)	26,516	25,080
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	(3,968)	172
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated	5,782	279
Non-controlled/affiliated	134	976
Controlled/affiliated	(1,481)	(964)
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	467	463
Net increase (decrease) in net assets resulting from operations	$26,983	$25,543
Basic and diluted earnings per common share	$0.44	$0.41
Weighted-average shares of common stock outstanding—Basic and Diluted	62,143,344	61,840,100
Dividends declared per common share	$0.49	$0.37

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About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through December 31, 2017, TCG BDC has invested approximately $3.6 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Jordan DeJarnette
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5025 jordan.dejarnette@carlyle.com

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